TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund: Transamerica ING Intermediate Bond     Security Description:_RBS 6.1% 6/10/23

Issuer: Royal Bank of Scotland Group      Offering Type: _Registered

    1.   Offering Date                                   6/3/13

    2.   Trade Date                                      6/3/13

    3.   Unit Price of Offering                          99.859

    4.   Price Paid per Unit                             99.859

    5.   Years of Issuer's Operations                    More than 3 years

    6.   Underwriting Type                               Firm

    7.   Underwriting Spread                             400 bp vs T 1  3/4 5/23

    8.   Total Price paid by the Fund                    $66,906

    9.   Total Size of Offering                          1,000,000,000

    10. Total Price Paid by the Fund plus Total Price Paid for same securities purchased by the same Sub-Adviser for other investment companies
                                                         $5,284,791

    11. Underwriter(s) from whom the Fund purchased (attach a list of all syndicate members): purchased from RBS

    12. If the affiliate was lead or co-lead manager, was the instruction listed below given to the broker(s) named in #11? ****N/A - Lead Manager was RBS

TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund: Transamerica ING Intermediate Bond     Security Description:_EMC 3.375% 6/1/23 - -cusip 268648AN2

Issuer: EMC Corp              Offering Type: _Registered

   1.   Offering Date                                    6/3/13

   2.   Trade Date                                       6/3/13

   3.   Unit Price of Offering                           99.925

   4.   Price Paid per Unit                              99.925

   5.   Years of Issuer's Operations                     More than 3 years

   6.   Underwriting Type                                Firm

   7.   Underwriting Spread                              125 bp vs T 1  3/4 5/23

   8.   Total Price paid by the Fund                     $82,938

   9.   Total Size of Offering                           1,000,000,000

   10. Total Price Paid by the Fund plus Total Price Paid for same securities purchased by the same Sub-Adviser for other investment companies
                                                         $6,623,029

   11.  Underwriter(s) from whom the Fund purchased: purchased from JPM

   12. If the affiliate was lead or co-lead manager, was the instruction listed below given to the broker(s) named in #11? ****N/A -

TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund: Transamerica ING Intermediate Bond     Security Description:_EMC 1.875% 6/1/23 -cusip 268648AP7

Issuer: EMC Corp              Offering Type: _Registered

     1.   Offering Date                                      6/3/13

     2.   Trade Date                                         6/3/13

     3.   Unit Price of Offering                             99.943

     4.   Price Paid per Unit                                99.943

     5.   Years of Issuer's Operations                       More than 3 years

     6.   Underwriting Type                                  Firm

     7.   Underwriting Spread                                85bp vs T 1 5/31/18

     8.   Total Price paid by the Fund                       $144,917

     9.   Total Size of Offering                             2,500,000,000

     10. Total Price Paid by the Fund plus Total Price Paid for same securities purchased by the same Sub-Adviser for other investment
          companies                                          $15,950,903

     11. Underwriter(s) from whom the Fund purchased: purchased from Bank of America

     12. If the affiliate was lead or co-lead manager, was the instruction listed below given to the broker(s) named in #11? ****N/A -